Exhibit 10.5

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FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of August 5, 2021, effective February 19, 2021, by and among Healthwell Acquisition Corp. I, a Delaware corporation (the “Company”), Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited partnership (the “Sponsor”) and Peterson Partners, a Utah corporation (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) the Sponsor shall issue to the Purchaser Class X-2 Units in the Sponsor (the “Sponsor Units”), representing an economic interest in 250,000 shares of Class B Common Stock, par value $0.0001 per share (287,500 shares if the underwriters’ over-allotment is exercised) (the “Founder Shares”) and (ii) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, 4,000,000 units (the “Forward Purchase Units”), each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.        Sale and Purchase.

(a)        Issuance of Sponsor Units. On the date of this Agreement, the Sponsor shall issue the Sponsor Units to the Purchaser, representing an economic interest in 250,000 Founder Shares (287,500 shares if the underwriters’ over-allotment is exercised), each registered in the name of the Purchaser. In connection with the execution of this Agreement, the Purchaser is executing and entering into the Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) as a member of the Sponsor.

(b)        Forward Purchase Units.

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(i)    The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Forward Purchase Units at a purchase price of $10.00 per unit, for an aggregate purchase price of $40,000,000 (the “FPS Purchase Price”).

(ii)    Each Forward Purchase Unit will have the same terms as each Public Unit sold in the IPO, except the Forward Purchase Units are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended the “Securities Act”) and the Forward Purchase Warrants will have the same terms as the Private Placement Warrants (as defined in the Warrant Agreement). Each Forward Purchase Unit will consist of one Class A Share and one-half of one Warrant. Each Warrant sold as part of the Forward Purchase Units will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”) and will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Warrants will be exercisable. The Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)    As soon as reasonably practicable, but in no event less than ten (10) Business Days prior to the Company’s entry into a definitive agreement for the Business Combination (the “Business Combination Agreement”), the Company shall provide the Purchaser with notice (the “Initial Company Notice”) that it intends to enter into a the Business Combination Agreement and the Company shall provide the Purchaser with such other information as the Purchaser may reasonably request so that the Purchaser may seek the approval of its investment committee to consummate the purchase of the Forward Purchase Units hereunder. Within five (5) Business Days after receipt of the Initial Company Notice, the Purchaser shall provide the Company with notice (the “Purchaser Notice”) of the approval of its investment committee, which notice shall constitute the binding obligation of the Purchaser to purchase the Forward Purchase Units, subject to the terms and conditions of this Agreement.

(iv)    The Company shall require the Purchaser to purchase the Forward Purchase Units by delivering notice to the Purchaser, at least five (5) Business Days before the funding of the FPS Purchase Price to the Escrow Account (defined below), specifying the anticipated date of the Business Combination Closing and instructions for wiring the FPS Purchase Price to an account of a third-party escrow agent (the “Escrow Account”) which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in such notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on

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which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(v)    The closing of the sale of the Forward Purchase Units (the “FPS Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company will issue to the Purchaser the Forward Purchase Units, each registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

(c)        Delivery of Forward Purchase Units.

(i)    The Company shall register the Purchaser as the owner of the Forward Purchase Units purchased by the Purchaser hereunder (individually or collectively, the “Securities”) with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii)    Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(d)        Legend Removal. If the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

2.        Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and Sponsor as follows, as of the date hereof:

(a)        Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

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(b)        Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)        Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)        Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)        Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Units and Sponsor Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Units or Sponsor Units. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)        Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Units and Sponsor Units, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)        Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Units and Sponsor Units to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration

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provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Units and Sponsor Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Units and Sponsor Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Sponsor Units, Forward Purchase Units, or any Class A Shares into which the Forward Purchase Units may be converted into or exercised for, for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Units and Sponsor Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of the Forward Purchase Units and Sponsor Units is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Forward Purchase Units and Sponsor Units.

(h)        No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)        High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)        Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)        No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(l)        Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m)        Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)        Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Jefferies LLC (“Jefferies”), or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(o)        No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or

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agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.        Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)        Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)        Capitalization. The authorized capital stock of the Company consists, as of the date hereof, of:

(i)    380,000,000 Class A Shares, par value $0.0001 per share, none of which are issued and outstanding.

(ii)    20,000,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Shares”), 7,187,500 of which are issued and outstanding (up to 937,500 shares of which are subject to forfeiture to the extent the underwriters’ over-allotment option in connection with the IPO is not exercised in full) and held by Sponsor. All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)    1,000,000 preferred shares, par value $0.0001 per share, none of which are issued and outstanding.

(c)        Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Units at the FPS Closing, and the securities issuable upon conversion or exercise of the Forward Purchase Units, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Units and the securities issuable upon conversion or exercise of the Forward Purchase Units has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating

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to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)        Valid Issuance of Securities.

(i)    The Class A Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the Company’s certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”), and the securities issuable upon exercise of the Warrants, when issued in accordance with the terms of the Forward Purchase Units and this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Units and the securities issuable exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

(ii)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)        Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f)        Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s Charter, Bylaws or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)        Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities and securities in the IPO.

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(h)        Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)        Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)        Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)        No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l)        No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchasr Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Sponsor Parties.

4.        Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Purchaser as follows:

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(a)        Due Formation and Authority. The Sponsor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Sponsor has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(b)        Authorization. All action on the part of the Sponsor necessary for the execution and delivery of this Agreement, the performance of all obligations of the Sponsor under this Agreement to be performed as of the Closing, and the issuance of the Sponsor Units has been taken. This Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)        Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Sponsor in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(d)        Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)) which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement.

(e)        Valid Issuance of Sponsor Units. The Sponsor Units upon issuance:

(i)    have been, or will be, duly and validly authorized and on the date of issuance of the Sponsor Units, the Sponsor Units will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement and the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser; and

(ii)    assuming the representations and warranties of Purchaser as set forth herein are true and correct, will not result in a violation of Section 5 under the Securities Act.

(f)        No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4, none of the Sponsor nor any person acting on behalf of the Sponsor nor any of the Sponsor’s affiliates (the “Sponsor Parties”)

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has made, does not make or shall not be deemed to make any other express or implied representation or warranty with respect to the Sponsor, the Company, the proposed IPO or a potential Business Combination, and the Sponsor disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in this Section 4, the Purchase Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Sponsor Parties.

5.        Lock-up. During the period commencing on the date of the IPO Closing and ending on the earlier of (i) the twelve (12) month anniversary after the closing of the Business Combination, (ii) the date following the Business Combination closing on which the Company completes a liquidation, merger, share exchange or similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property, (iii) the date that any lock-up or vesting restrictions applicable to the Sponsor and its permitted transferees with respect to the Founder Shares expires or lapses, and (iv) the date that any lock-up restrictions applicable to any other forward purchaser (if any) expires or lapse, without the prior written consent of the Company, Purchaser shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, with respect to, any Units purchased hereunder, any Class A Shares or Warrants included as part of the Units purchased under, or any Class A Share received upon exercise thereof, any Founder Shares, or any Class A Shares received upon conversion of the Founder Shares (which for avoidance of doubt shall not include any securities purchased by Purchaser on the “open market”) (the “Lock-up Securities”) , owned by it, him or her,(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

6.        Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)        Trust Account.

(i)    The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it.

(ii)    The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it. In the event the Purchaser has any Claim against

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the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it.

(b)        No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c)        Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a Proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(d)        Board Designee. The Purchaser shall have the right, but not the obligation, to nominate to the Board of Directors of the Company one (1) director prior to the Business Combination, which director shall, if requested by the Board of Directors, resign in connection with the consummation of the Business Combination. At the IPO Closing, such nominee shall beCurtis Feeney.

7.        FPS Closing Conditions.

(a)        The obligation of the Purchaser to purchase the Forward Purchase Units at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)    The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of Forward Purchase Units;

(ii)    The Purchaser shall have obtained the approval of its respective investment committee to consummate the purchase of the Forward Purchase Units; provided this condition shall be deemed satisfied upon delivery by Purchaser of the Purchaser Notice;

(iii)    The representations and warranties of the Company set forth in Section 3 of this Agreement and the representations and warranties of the Sponsor set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true

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and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing;

(v)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units; and

(b)         The obligation of the Company to sell the Forward Purchase Units at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)    The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of Forward Purchase Units;

(ii)    The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)    The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units.

8.        Termination. This Agreement shall automatically terminate and Purchaser shall have no obligation to purchase the Forward Purchase Units if, after receipt of the Initial Company Notice (and prior to delivery of Purchaser Notice), Purchaser informs the Company that its investment committee has elected not to purchase the Forward Purchase Units. In addition, this Agreement may be terminated at any time prior to the FPS Closing:

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(a)        by mutual written consent of the Company and the Purchaser; or

(b)        automatically

(i)    if the IPO is not consummated on or prior to June 30, 2021; or

(ii)    if the Business Combination is not consummated within 24 months from the closing of the IPO, or such later date as may be approved by the Company’s shareholders; or

(iii)    if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.        General Provisions.

(a)        Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

Healthwell Acquisition Corp. I

1001 Green Bay Rd, #227

Winnetka, IL 60093

Attn: Alyssa Rapp, Chief Executive Officer

email: alyssa@ajrventures.com

with a copy to the Company’s counsel at:

Winston & Strawn LLP

Carol Anne Huff, Esq.

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Steven Gavin, Esq.

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attn: Carol Anne Huff, Esq.

email: chuff@winston.com

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)        No Finder’s Fees. Other than fees payable to Jefferies, which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)        Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d)        Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)        Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)        Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties except that the Purchaser may assign its rights or interests hereunder to any of its advisory clients.

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(g)        Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)        Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)        Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)        Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)        Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)        Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company, the Sponsor and the Purchaser.

(m)        Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)        Expenses. The Company will bear its own and the Purchaser’s costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and

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expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Units.

(o)        Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)        Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)        Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)        Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

PETERSON PARTNERS

By:	/s/ Eric Noble
Name: Eric Noble
Title: Chief Financial Officer

COMPANY:

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa J. Rapp
Name: Alyssa J. Rapp
Title: Chief Executive Officer

SPONSOR:

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC

By:	/s/ Alyssa J. Rapp
Name: Alyssa J. Rapp
Title: Manager

By:	/s/ John L. MacCarthy
Name: John L. MacCarthy
Title: Manager